Exhibit 99.1

Murray United Development Concludes Stock Purchase Transaction With American Metal Technology Group

Shareholders of American Metal Technology Group Assume Majority Ownership of Murray United Development, Which Filed to Change the Company Name to American Metal & Technology, Inc.

LOS ANGELES, CA--(MARKET WIRE)--May 29, 2007 -- Murray United Development Corp. (OTC BB:MRAY.OB - News) announced today that it has completed the Stock Purchase Transaction with American Metal Technology Group ("AMTG") pursuant to a Stock Purchase Agreement entered into by and between the two companies on November 6, 2006. Pursuant to the terms of the Agreement, MRAY issued 1,213,295,563 shares to the stockholders and consultants of AMTG. These shares represent more than eighty five (85%) of the MRAY's issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of AMTG and its consultants effectively have control of the MRAY. AMTG is now a wholly owned subsidiary of MRAY.

Reflecting the change of ownership, MRAY has filed a Certificate of Amendment to the Certificate of Incorporation [Missing Graphic Reference]to change its name to American Metal & Technology, Inc., to be effective by June 1, 2007.

Chen Gao, CEO of American Metal Technology Group, stated, "We are very pleased to complete this transaction with MRAY and enter the U.S. capital markets. AMTG is quickly becoming the leader in precision investment casting industry in China. We have experienced consistent YOY revenue growth rate of 45%, an average of 20% net profit margin. We have been net profitable since 2002. In addition, we ventured into the higher profit margin industry of design and manufacturing of electronic circuit boards in 2006. This sector realized profits in its first year of operation. With most of our products sold to customers in Europe and North America, we look forward to executing our business plans and growth strategy as a publicly traded company."

About American Metal Technology Group and subsidiaries

American Metal Technology Group ("AMTG"), through its sino-foreign equity joint venture company, Beijing Tong Yuan Heng Feng Technology Co., Limited ("BJTY") and its wholly owned subsidiary, American Metal Technology (Lang Fang) Co., Limited ("AMLF"), is primarily in the business of development, manufacture and sales of high-precision investment casting / metal casting and fabrication products. BJTY, originally incorporated on December 11, 2001, is a manufacturer of precision metal parts in China. BJTY has been in operation and earning revenues since 2002. AMLF was incorporated as a wholly owned subsidiary by AMTG on August 2, 2004 in Lang Fang city, Heibei, China. AMLF was formed to expand the production and operation of BJTY. Following the incorporation, AMLF invested in and constructed a two story manufacturing plant with a total occupational space of 5,000 square meters (53,819 square foot) and a monthly output capacity of 1,000,000 parts.

In 2006, AMTG expanded its business to the design and manufacturing of electronic circuit board for home appliances and motion controllers. With our newly built manufacturing facility under AMLF, the Company was able to realize a net profit in its first quarter of operation by providing controller solutions to NEC customers in China. The Company has been working closely with top brand home appliances and washing machine manufacturers in China, such as Haier, Little Duck, Little Swan, etc.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.